Ryerson Quarterly Release Presentation Q4 and Full-Year 2023 Exhibit 99.2

Important Information About Ryerson Holding Corporation These materials do not constitute an offer or solicitation to purchase or sell securities of Ryerson Holding Corporation (“Ryerson” or “the Company”) or its subsidiaries and no investment decision should be made based upon the information provided herein. Ryerson strongly urges you to review its filings with the Securities and Exchange Commission, which can be found at https://ir.ryerson.com/financials/sec-filings/default.aspx. This site also provides additional information about Ryerson. Safe Harbor Provision Certain statements made in this release and other written or oral statements made by or on behalf of the Company constitute “forward-looking statements” within the meaning of the federal securities laws, including statements regarding our future performance, as well as management's expectations, beliefs, intentions, plans, estimates, objectives, or projections relating to the future. Such statements can be identified by the use of forward-looking terminology such as “objectives,” “goals,” “preliminary,” “range,” “believes,” “expects,” “may,” “estimates,” “will,” “should,” “plans,” or “anticipates” or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy. The Company cautions that any such forward-looking statements are not guarantees of future performance and may involve significant risks and uncertainties, and that actual results may vary materially from those in the forward-looking statements as a result of various factors. Among the factors that significantly impact our business are: the cyclicality of our business; the highly competitive, volatile, and fragmented metals industry in which we operate; the impact of geopolitical events; fluctuating metal prices; our indebtedness and the covenants in instruments governing such indebtedness; the integration of acquired operations; regulatory and other operational risks associated with our operations located inside and outside of the United States; the influence of a single investor group over our policies and procedures; work stoppages; obligations under certain employee retirement benefit plans; currency fluctuations; and consolidation in the metals industry. Forward-looking statements should, therefore, be considered in light of various factors, including those set forth above and those set forth under “Risk Factors” in our most recent our annual report on Form 10-K and in our other filings with the Securities and Exchange Commission. Moreover, we caution against placing undue reliance on these statements, which speak only as of the date they were made. The Company does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events or circumstances, new information or otherwise. Non-GAAP Measures Certain measures contained in these slides or the related presentation are not measures calculated in accordance with generally accepted accounting principles (“GAAP”). They should not be considered a replacement for GAAP results. Non-GAAP financial measures appearing in these slides are identified in the footnotes. A reconciliation of these non-GAAP measures to the most directly comparable GAAP financial measures is included in the Appendix.

Q4 and Full-Year 2023 Achieved fourth quarter Net Income attributable to Ryerson Holding Corporation of $26 million and Adjusted EBITDA1, excluding LIFO of $26 million Delivered fourth quarter Diluted Earnings Per Share of $0.74 on revenue of $1.1 billion Generated fourth quarter Operating Cash Flow of $90 million and Free Cash Flow of $65 million Acquired three businesses in the fourth quarter:  two value-added processors (Norlen Incorporated and TSA Processing) as well as a tool steel processor and distributor (Hudson Tool Steel Corporation) Published 2023 Sustainability Report Announced first quarter 2024 dividend of $0.1875 per share, our tenth consecutive dividend increase Maintained fourth quarter Net Leverage ratio within target range at 1.7x, with debt of $436 million and net debt2 of $382 million as of December 31, 2023 Earned full-year Net Income attributable to Ryerson Holding Corporation of $146 million and Adjusted EBITDA1, excluding LIFO of $231 million Delivered full-year Diluted Earnings Per Share of $4.10 on revenue of $5.1 billion Generated full-year Operating Cash Flow of $365 million and Free Cash Flow of $244 million Completed second year of an investment cycle in next-stage operating model growth and shareholder returns through cumulative investments of $422 million in acquisitions and capex and returns to shareholders of $209 million in share buybacks and dividends since 2022 1For EBITDA, Adjusted EBITDA and Adj EBITDA excluding LIFO please see Appendix; 2Net Debt is defined as Long Term Debt plus Short-Term Debt less Cash and Cash Equivalents and excludes Restricted Cash

Global PMIs World PMI remained in contraction territory in Q4, marking 16 consecutive months of contraction Source: S&P Global, as of January 24, 2024

Commodity Prices Since Dec. 2017 U.S. ISM Purchasing Managers Index Macro and Commodities Macroeconomic headwinds challenging commodity mix and slowing longer term emergent trends Sources: Bloomberg: prices through Dec 31, 2023; Futures prices as of Feb 19, 2024; Bloomberg, US Industrial Production Index Month YoY Change; Bloomberg, U.S. Manufacturing PMI  Futures U.S. Industrial Production

RYERSON

Sequential Q4 2023 End-Market Trends

North American volumes experienced seasonal slowdown

QoQ Volume		2023 Sales Mix[1]
↓	Metal Fab and Machine Shop	25%
↓	Industrial Equipment	17%
↓	Commercial Ground Transportation	17%
↓	Food & Ag	9%
↓	Consumer Durable	9%
↓	Construction/Heavy Equipment	8%
↓	HVAC	7%
↓	Oil & Gas	4%

Commentary

Ryerson's fourth quarter North American shipments reflected seasonal buying patterns as well as easing customer demand from industrial manufacturing and consumer goods related sectors.

For the full-year 2023, volumes increased in our commercial ground transportation and oil & gas end-markets, while decreasing across other end-markets .

[1]2023 Sales Mix by tons Excludes Other Industry Sectors which represent approximately 4% of Ryerson sales mix;
Sales Mix based on 2023 results as disclosed in Ryerson's Annual Report on Form 10-K for the year ended December 31, 2023

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Value-Add Sales Organic growth investments and acquisitions contributing to value-add sales growing to 18% 7

Q1 2024 Guidance Anticipate seasonal pickup in Q1 volumes and pricing Net Sales Net Income1 Adj. EBITDA, excl. LIFO $1.21 - 1.25B $8 - 11M $58 - 62M First quarter revenue guidance of $1.21B to $1.25B  assumes: Average Selling Prices increase 1% to 3%  Shipments increase between 8% to 10% Diluted Earnings per Share 1Net Income attributable to Ryerson Holding Corporation; 2Diluted EPS of $0.29 represents the midpoint of our $0.24 - $0.34 guidance range. See Ryerson’s 8-K filed on February 21, 2024 2

Q4 2023 Selected Financial and Operating Metrics See Ryerson’s 8-K filed on February 21, 2024. 1YTD Free Cash Flow Yield is calculated based on Full Year 2023 free cash flow divided by period end market capitalization Capital Investment Expense Management Compared to Q3 2023 Inventory Days of Supply Cash Conversion Cycle 89 85 Asset Management Cash Flow Service Center modernization investments in new service centers, expanded service centers and value-added capex. Expenses increased $10.7M, or 5.5%, sequentially driven by higher operating expenses from acquisitions, higher depreciation, and higher reorganization costs. Excluding reorganization costs, same store expenses lower year over year. Fourth quarter cash flow generation driven by net income generation as well as working capital release. The increase in the Company’s cash conversion cycle was driven by an increase in inventory days of supply on restocking and targeted service level objectives. Cash from Operating activities YTD Free Cash Flow Yield1 $90.1 20.6% Q4 2023 Investment FY 2024 $25M $122M Expense Expense/Sales +$11M +280bps

Liquidity remained strong and Net Leverage within target range Net Leverage of 1.7x in Q4 ’23 within target leverage range of 0.5x to 2.0x Global liquidity remained strong at $656M in Q4 ’23 Liquidity and Leverage Cash and Cash Equivalents Foreign Availability North American Availability 1A reconciliation of Net Debt as well as other non-GAAP financial measures to comparable GAAP measures is included in the Appendix. See Ryerson’s 8-K filed on February 21, 2024 1

Capital Allocation Plan Strong free cash flow generation $122M in ’23; $110M in ’24E Modernization and   and Value-Add  Quarterly dividend raised to $0.1875 per share for Q1’24 Track record of successful acquisitions $114M repurchased in ’23; $39M remains of $100M authorization CAPEX DIVIDENDS BUYBACKS M&A Supported our four key pillars of Capital Allocation 11

Ryerson distributed its tenth quarterly cash dividend and completed ~$6.3M in share repurchases in the fourth quarter. On February 21, 2024, the Board of Directors approved a tenth consecutive dividend increase, raising the Company’s first quarter of 2024 dividend to $0.1875 per share  $0.1850 per Share Return of capital to investors and $6.3M  Share repurchases completed in Q4 2023 Q4 2023 Allocation: $0.1875 per Share Return of capital to investors Q1 2024 Announced:  Ryerson’s dividend increase is enabled by a transformed balance sheet and continued prioritization of shareholder returns as part of a balanced capital allocation strategy Capital Allocation Plan Update

1 Net Income attributable to Ryerson Holding Corporation; A reconciliation of non-GAAP financial measures to the comparable GAAP measure is included in the Appendix. See Ryerson’s 8-K filed on February 21, 2024 Q4 2023 Key Financial Metrics  Net Sales Gross Margin Net Income1  Diluted Earnings per Share Debt $1.1B 22.2% $25.8M $0.74 $436M -10.8% QoQ +220 bps QoQ -$9.2M QoQ -$0.26 QoQ +$70M QoQ Tons Shipped Gross Margin, excl. LIFO Adj. EBITDA  excl. LIFO Adjusted Diluted Earnings per Share Net Debt 450k 16.9% $25.9M $0.73 $382M -5.9% QoQ -40 bps QoQ -$19.1M QoQ -$0.27 QoQ +53M QoQ

1 Net Income attributable to Ryerson Holding Corporation; A reconciliation of non-GAAP financial measures to the comparable GAAP measure is included in the Appendix. See Ryerson’s 8-K filed on February 21, 2024 FY 2023 Key Financial Metrics  Net Sales Gross Margin Net Income1  Diluted Earnings per Share Debt $5.1B 20.0% $145.7M $4.10 $436M -19.2% YoY -70 bps YoY -$245.3M YoY -$6.11 YoY +$69M YoY Tons Shipped Gross Margin, excl. LIFO Adj. EBITDA  excl. LIFO Adjusted Diluted Earnings per Share Net Debt 1,943k 18.1% $231.1M $4.08 $382M -4.2% YoY -170 bps YoY -$350.9M YoY -$6.46 YoY +$54M YoY

Intelligent Network of Service Centers Diversified (metals mix, ~40k customers, ~75k products) Availability, speed, ease, consistency Hundreds of “virtual” locations 24/7 e-commerce Digitalized customer experience Building the value chain of the future $5.1B  Net Sales 2023 $4.10  Diluted Earnings per Share 2023 15

Appendix

Dividend Payments Stronger capital structure allows for greater returns to shareholders 1Yield for 2022 is based on closing share price as of December 31, 2022, of $30.26. Yield for 2023 is based on closing share price as of December 29, 2023, of $34.68 18 Dividend per Share 1

Tons Sold (000’s) Quarterly Financial Highlights 1 Net Income attributable to Ryerson Holding Corporation A reconciliation of non-GAAP financial measures to the comparable GAAP measure is included in this Appendix Average Selling Price Per Ton Gross Margin & Gross Margin, excl. LIFO Adj EBITDA, excl. LIFO & Net Income Margin %1

Non-GAAP Reconciliation: Adjusted EBITDA, excl. LIFO 20

Non-GAAP Reconciliation: Adjusted Net Income

Non-GAAP Reconciliation: Net Debt

31 Note: EBITDA represents net income before interest and other expense on debt, provision for income taxes, depreciation, and amortization. Adjusted EBITDA gives further effect to, among other things, reorganization expenses, benefit plan curtailment gain, purchase consideration and other transaction costs, and foreign currency transaction gains and losses. We believe that the presentation of EBITDA, Adjusted EBITDA, and Adjusted EBITDA, excluding LIFO expense (income), provides useful information to investors regarding our operational performance because they enhance an investor’s overall understanding of our core financial performance and provide a basis of comparison of results between current, past, and future periods. We also disclose the metric Adjusted EBITDA, excluding LIFO expense (income), to provide a means of comparison amongst our competitors who may not use the same basis of accounting for inventories. EBITDA, Adjusted EBITDA, and Adjusted EBITDA, excluding LIFO expense (income), are three of the primary metrics management uses for planning and forecasting in future periods, including trending and analyzing the core operating performance of our business without the effect of U.S. generally accepted accounting principles, or GAAP, expenses, revenues, and gains (losses) that are unrelated to the day to day performance of our business. We also establish compensation programs for our executive management and regional employees that are based upon the achievement of pre-established EBITDA, Adjusted EBITDA, and Adjusted EBITDA, excluding LIFO expense (income), targets. We also use EBITDA, Adjusted EBITDA, and Adjusted EBITDA, excluding LIFO expense (income), to benchmark our operating performance to that of our competitors. EBITDA, Adjusted EBITDA, and Adjusted EBITDA, excluding LIFO expense (income), do not represent, and should not be used as a substitute for, net income or cash flows from operations as determined in accordance with generally accepted accounting principles, and neither EBITDA, Adjusted EBITDA, and Adjusted EBITDA, excluding LIFO expense (income), is necessarily an indication of whether cash flow will be sufficient to fund our cash requirements. This release also presents gross margin, excluding LIFO expense (income), which is calculated as gross profit minus LIFO expense (income), divided by net sales. We have excluded LIFO expense (income) from gross margin and Adjusted EBITDA as a percentage of net sales metrics in order to provide a means of comparison amongst our competitors who may not use the same basis of accounting for inventories as we do. Our definitions of EBITDA, Adjusted EBITDA, Adjusted EBITDA, excluding LIFO expense (income), gross margin, excluding LIFO expense (income), and Adjusted EBITDA, excluding LIFO expense (income), as a percentage of sales may differ from that of other companies. Non-GAAP Reconciliation 23